Exhibit 10.4

THIRD AMENDMENT AND REINSTATEMENT OF

PURCHASE AND SALE AGREEMENT

This Third Amendment to Purchase and Sale Agreement (this “Amendment”) is made and entered into as of this 30th day of November, 2012 by and between TNP SRT WAIANAE MALL, LLC, a Delaware limited liability company (“Seller”) and A & B PROPERTIES, INC., a Hawaii corporation (“Purchaser”) with respect to the real property and improvements located at 86-120 Farrington Highway, Waianae, Hawaii 96792.

Recitals

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of October 10, 2012 (the “Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated as of November 26, 2012 (the “First Amendment”), and that certain Second Amendment to Purchase and Sale Agreement dated November 28, 2012 (the “Second Amendment,” and together with the Purchase Agreement and the First Amendment, the “Agreement”); and

WHEREAS, the Agreement terminated on November 30, 2012. The parties hereto desire to reinstate the Agreement as amended herein.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment but not otherwise defined shall have their same meanings as set forth in the Agreement, the First Amendment, or the Second Amendment, as applicable.

2. Due Diligence Period. Except in connection with the Phase II (defined below), the Due Diligence Period shall be deemed to have expired as of the date of this Amendment, and Purchaser shall be deemed to have accepted all title, survey, and other due diligence matters.

3. Phase II Environmental Inspection. Purchaser shall have until 5:00 PM Hawaii time on December 19, 2012 (the “Phase II Extension”) to complete a Phase II environmental inspection of the Property (“Phase II”). As consideration for the Phase II Extension, the parties hereby agree that Escrow Agent shall disburse to Seller out of the Deposit within one (1) business day following the date of this Amendment the amount of Fifty Thousand and No/100 Dollars ($50,000.00), which sum shall be non-refundable to Purchaser but applicable to the Purchase Price at Closing. In addition, Escrow Agent shall disburse to Seller out of the Deposit the amount of Three Thousand and No/100 Dollars ($3,000.00) per day from December 4, 2012 until Purchaser has completed or abandoned the Phase II and confirmed by written notice to Seller and Escrow Agent that the Phase II is complete or abandoned and Purchaser has either (i) approved the Phase II; or (ii) abandoned or disapproved the Phase II, in which event the Agreement shall terminate and be of no further force or effect (except as otherwise specifically provided in the Agreement), and the balance of the Deposit shall be returned to Purchaser, less the disbursements set forth in this Paragraph 3. The parties hereby acknowledge that the disbursements to Seller in connection with the Phase II Extension shall be deemed earned by Seller, and shall be non-refundable and, except for the initial $50,000 disbursement, not applicable to the Purchase Price at Closing. Prior to conducting the Phase II, Purchaser and Seller shall execute a confidentiality agreement in substantially the form attached hereto as Exhibit A (the “Confidentiality Agreement”). Purchaser agrees to pay up to $10,000 of Seller’s third-party costs associated with the Phase II actually incurred by Seller including, without limitation, attorneys’ fees.

4.    Subdivision and Designation Escrow. At Closing, Escrow Agent shall retain from the sales proceeds and hold in escrow pursuant to an Escrow Agreement attached hereto as Exhibit B (the “Escrow Agreement”) the amount of Sixty Thousand and No/100 Dollars ($60,000.00) (the “Subdivision and Designation Escrow Funds”). Following Closing, Purchaser shall, within sixty (60) days following the Closing Date, undertake the subdivision and designation of (i) the easement(s) granted in Document 732618; (ii) the easement(s) granted in Document 773920; and (iii) the easement(s) granted in Document 200769. Purchaser shall submit detailed invoices to Seller and Escrow Agent detailing the costs associated with the subdivision and designation process (the “Reimbursement Notice”). Seller shall have the right to contest the amount such charges by sending written notice to Escrow Agent and Purchaser within five (5) business days following Seller’s receipt of the Reimbursement Notice (“Seller’s Response”), which Seller’s Response shall set forth the amount Seller believes should be paid to Purchaser in connection with such subdivision and designation. If Seller does not provide the Seller’s Response to Purchaser and Escrow Agent within such 5-day period, then Escrow Agent shall disburse to Purchaser such portion of the Subdivision and Designation Escrow Funds as is set forth in Purchaser’s Reimbursement Notice. If Seller timely provides the Seller’s Response, Purchaser shall notify Seller and Escrow Agent within two (2) business days following its receipt of Seller’s Response whether Purchaser agrees to the disbursement proposed by Seller. If Purchaser notifies Seller and Escrow Agent in writing that it agrees with such other amount set forth in Seller’s Response, or if Purchaser fails to respond to Seller and Escrow Agent within such 2-day period, the Escrow Agent shall disburse the amount set forth in Seller’s Response to Purchaser from the Subdivision and Designation Escrow Funds. If the parties do not agree on an amount to be disbursed from the Subdivision and Escrow Funds, the provisions of the Escrow Agreement shall control. Unless Purchaser has invoked such a dispute resolution procedure, all remaining Subdivision and Designation Escrow Funds that have not been disbursed to Purchaser in accordance with this Paragraph 4 shall be disbursed to Seller within two (2) business days following the expiration of such 60-day period.

5.    Foundation Escrow. The parties hereby acknowledge that there is certain ongoing remediation work to repair the foundation of the American Savings Bank; the cost of such work is estimated to be $300,000, some of which has been paid as of the date of this Amendment. At Closing, Escrow Agent shall retain from the sales proceeds and hold in escrow pursuant to the Escrow Agreement an amount equal to one hundred fifty percent (150%) of any then-outstanding and unpaid invoices associated with the foundation remediation work (the “Foundation Escrow”). Seller shall submit detailed invoices to Purchaser and Escrow Agent detailing the costs associated with the remediation work. Escrow Agent shall disburse to Seller such portion of the Foundation Escrow as is necessary to pay such invoices as directed by seller.

6. American Savings Bank Estoppel. Seller shall use commercially reasonable efforts to obtain no later than fifteen (15) days prior following the date of this Amendment, an estoppel in substantially the form attached hereto as Exhibit B, or in such other form as is required by such tenant’s lease. If Seller fails to do so, or if such estoppel has any material deviation or exception, Purchaser shall nonetheless be obligated to proceed to Closing under the Agreement with no reduction in Purchase Price, except as otherwise expressly set forth in the Agreement or any amendment thereto.

7. Closing Credit. At Closing, Seller shall give to Purchaser a credit against the Purchase Price of Four Hundred Thousand and No/100 Dollars ($400,000), which shall be given as consideration for Purchaser’s acceptance of the existing condition of the Property.

8. Loan Assumption. Notwithstanding Section 7.2.1 of the Agreement; (a) No later than 5:00 Hawaii time on December 4, 2012, Purchaser shall submit the retainer fee of $16,000 to commence the loan assumption process; (b) the outside deadline of the Closing is extended to January 22, 2013, with the time to obtain the Lender’s approval of the Loan Assumption and Release extended accordingly; and (c) if the Loan Assumption and Release is not obtained within a time period sufficient to permit Closing on or before January 22, 2013 or if the Lender imposes conditions upon the Loan Assumption and Release unacceptable to Purchaser in accordance with the provisions of the Agreement including, without limitation, Section 7.2.1), Purchaser and Seller shall terminate the Agreement and the Deposit (excluding the consideration for the Phase II Extension described above) shall be returned to Purchaser.

9. Ratifications. The Agreement, and all terms, provisions, conditions and exhibits contained in the Agreement, are hereby ratified and reinstated, and shall be deemed in full force and effect, except as specifically herein amended.

10. Counterparts; Signatures. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Amendment. Signatures to this Amendment transmitted by .pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposes of this Amendment.

11. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank. Signatures Follow on Next Page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SELLER:	TNP SRT WAIANAE MALL, LLC,
a Delaware limited liability company

	By:	TNP Secured Holdings, LLC,
a Delaware limited liability company
	Its:	Member

		By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership
		Its:	Member

			By:	TNP Strategic Retail Trust, Inc., a Maryland corporation
			Its:	General Partner

			By:	/s/ K. Timothy O’ Brien
			Name:	K. Timothy O’ Brien
			Its:	Co-CEO

PURCHASER:	A&B PROPERTIES, INC., a Hawaii corporation

	By:	/s/ Paul W. Hallin
	Name:	Paul W. Hallin
	Its:	Executive Vice President

	By:	/s/ Charles W. Loomis
	Name:	Charles W. Loomis
	Its:	Asst. Secretary

ESCROW AGENT:	TITLE GUARANTY ESCROW SERVICES, INC.

	By:	/s/ Ann Oshiro
	Name:	Ann Oshiro
	Its:	Assistant Vice President

EXHIBIT A

Confidentiality Agreement

EXHIBIT B

Escrow Agreement

EXHIBIT C

American Savings Bank Estoppel

TENANT ESTOPPEL CERTIFICATE

TENANT:	American Savings Bank, F.S.B, a Federal savings bank	DATE: November , 2012

PREMISES ADDRESS:	86-120 Farrington Highway, Waianae, HI 96792	SUITE: Pad 1 (F0102)

TENANT ADDRESS:	915 Fort Street Mall, 7th Floor, Honolulu, HI 96813-5688	SQUARE FOOTAGE: 2,150 (under roof only; Article 1 of original Lease also includes surrounding land to accommodate drive-up teller window or ATM)

LEASE DATE:	August 24, 1990	COMMENCEMENT DATE: December 1, 1990

LEASE AMENDMENTS:

Warranty Assignment of Lease effective December 5, 1997 (Bank of America, f.ka. Honfed Bank assigned to American Savings Bank, F.S.B.)

Consent to Assignment (undated) (Landlord consents to assignment to American Savings Bank, F.S.B.)

Lease Modification Agreement dated December 1, 2000

Amendment to Lease dated April 14, 2005

Second Amendment to Lease dated June 2012 (unexecuted by LL)

EXPIRATION DATE:	November 30, 2015 (per the unexecuted Second Amendment)	CURRENT TERM IN MONTHS: 60 (per the unexecuted Second Amendment)

DATE RENT & OPERATING EXPENSE PAYMENTS ARE DUE:	1st day of each month	DATE(S) TAX PAYMENTS ARE DUE:	Not Stated

OPTIONS:

Extension Option	X

Termination Option	N/A	Expansion Option	N/A

Such options are described with particularity in Paragraph 7 below.		Purchase Option	N/A

CURRENT MONTHLY PAYMENTS:

BASE RENTAL: $6,643.50 TAXES: $ 508.79

ESTIMATED OPERATING EXPENSES (CAM): $1,418.80

SECURITY DEPOSIT: $13,619.84 (Per Lease; Per Rent Roll and deposit ledger, deposit on hand is $16,124.04)

COMMENTS:

The Lease does provide for rental escalations. Any escalation provisions set forth in the Lease are described with particularity in Paragraph 4 below.

THE UNDERSIGNED, AS TENANT UNDER THE LEASE OF THE ABOVE-REFERENCED PREMISES (“PREMISES”) EXECUTED BY TNP SRT WAIANAE MALL, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“LANDLORD”), AS LANDLORD, AND TENANT ON THE ABOVE-REFERENCED LEASE DATE, DOES HEREBY STATE, DECLARE, REPRESENT AND WARRANT TO LANDLORD, T. G. SUPER EXCHANGE CORP., A HAWAII CORPORATION, A&B WAIANAE LLC, A DELAWARE LIMITED LIABILITY COMPANY (“A&B”) AND ITS ASSIGNEES AS FOLLOWS:

1.	Accuracy. That the information contained in this Tenant’s Estoppel Certificate is true and correct as of the date above written.

2.	Lease. That the Lease is in full force and effect and has not been amended, supplemented or changed by letter agreement or otherwise, except by those amendments, supplements and/or letter described on Page 1.

3.	Completion of Premises/No Disputes. Tenant has accepted possession of the Premises, and all conditions to be satisfied by Landlord under the Lease have been completed pursuant to the terms of the Lease, including, but not limited to, completion of construction of the Premises (and all other improvements required under the Lease) in accordance with applicable plans and specifications and within the time periods set forth in the Lease; there are no unreimbursed expenses (except the annual operating expense and tax expense adjustment) including, but not limited to, capital expense reimbursements; ; provided, however, Tenant has described with particularity in writing any pending disputes with Landlord by attachment hereto.

4.	Rental Escalations. Base Rental is subject to the escalation adjustments set forth in the Lease in the following provisions: Second Amendment to Lease, Section 1

5.	No Default/Claims. To Tenant’s knowledge, neither Tenant nor Landlord under the Lease is in default under any terms of the Lease nor has any event occurred which with the passage of time (after notice, if any required by the Lease) would become an event of default under the Lease. Tenant has no claims, counterclaims, defenses or setoffs against Landlord arising from the Lease, nor is Tenant entitled to any concession, rebate, allowance or free rent for any period after this certification; provided, however, any pending defaults, claims, counterclaims, defenses or setoffs are set forth in particularity in writing by attachment hereto.

6.	No Advance Payments. No rent has been paid in advance by Tenant except for the current month’s rent. As of the 11/12, Tenant has a balance for account 566000-104479 in the amount of $981.11 and for account 566000-H06448 in the amounts of $457.12.

7.	No Options/Purchase Rights. Tenant has (i) no option or right of first refusal to purchase the Property or any interest therein; (ii) no right to extend the term of the Lease; (iii) no right to expand the Premises; and (iii) no right to cancel or terminate the Lease, except as set forth in the Lease in the following provisions:

(Per unexecuted Second Amendment to Lease, Section 1) Renewal Option: One (1) option of Five (5) Years.

8.	No Sublease/Assignment. Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises, except for the agreements listed below and attached hereto:

Warranty Assignment of Lease effective December 5, 1997 (Bank of America, f.ka. Honfed Bank assigned to American Savings Bank, F.S.B.); Consent to Assignment (undated) (Landlord consents to assignment to American Savings Bank, F.S.B.)

9.	No Notice. Tenant has not received notice of any assignment, hypothecation, mortgage, or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder, except as set forth in writing by attachment hereto.

10.	Reliance. Tenant recognizes and acknowledges it is making these representations to A&B and Landlord with the intent that A&B and Landlord and any lenders or assigns of A&B or Landlord will fully rely on Tenant’s representations.

11.	Binding. The provisions hereof shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of Tenant and A&B.

12.	Due Execution and Authorization. The undersigned, and the person(s) executing this Tenant’s Estoppel Certificate on behalf of the undersigned, represent and warrant that they are duly authorized to execute this Tenant’s Estoppel Certificate on behalf of the Tenant and to bind the Tenant thereto.

EXECUTED BY TENANT, IF TENANT IS A SOLE PROPRIETOR OR A GENERAL PARTNERSHIP, OR BY AN OFFICER OF TENANT, IF TENANT IS A CORPORATION, ON THE DATE FIRST WRITTEN ABOVE.

AMERICAN SAVINGS BANK, F.S.B, a Federal savings bank
BY:
NAME:
ITS:
DATE: